UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      February 14, 2006

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                    651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, Ecolab Inc. (“Ecolab”) has adopted SFAS 123(R), the new accounting standard for expensing stock options, effective as of the fourth quarter 2005, using the modified retrospective application method for all prior periods.  Accordingly, as part of the transition to the new standard, all prior period financial statements have been restated to recognize share-based compensation expense historically reported in the Notes to our Consolidated Financial Statements.

Ecolab has posted comparative operating segment information for the quarterly and interim year-to-date periods ended March 31, June 30 and September 30, 2005 on our website at www.ecolab.com/investor, and the same information is furnished as Exhibits (99)B – (99)D of this report.

A copy of the News Release issued by Ecolab in connection with this report under Item 7.01 is attached as Exhibit (99)A.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibits are furnished pursuant to Item 7.01 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99)A.	Ecolab Inc. News Release dated February 14, 2006.

B.	Unaudited operating segment information restated for SFAS 123(R) for the quarters ended March 31, 2005 and 2004.

C.	Unaudited operating segment information restated for SFAS 123(R) for the quarters and six months ended June 30, 2005 and 2004.

D.	Unaudited operating segment information restated for SFAS 123(R) for the quarters and nine months ended September 30, 2005 and 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 14, 2006	By:	/s/Timothy P. Dordell
By: Timothy P. Dordell
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99) A.	Ecolab Inc. News Release dated February 14, 2006.	Filed herewith electronically.

B.	Unaudited operating segment information restated for SFAS 123(R) for the quarters ended March 31, 2005 and 2004.	Filed herewith electronically.

C.	Unaudited operating segment information restated for SFAS 123(R) for the quarters and six months ended June 30, 2005 and 2004.	Filed herewith electronically.

D.	Unaudited operating segment information restated for SFAS 123(R) for the quarters and nine months ended September 30, 2005 and 2004.	Filed herewith electronically.